UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by The Empire District Electric Company

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: The Empire District Electric Company

Commission File No.: 1-3368

On June 12, 2016, the Joplin Globe newspaper published an article that included the following remarks made by Bradley P. Beecher, President and Chief Executive Officer of The Empire District Electric Company:

Excerpts from Joplin Globe newspaper article — June 12, 2016

Empire CEO Brad Beecher said there’s no reason for shareholders not to approve the deal, which the board of directors discussed for the first time last fall, initiating conversations with a number of utilities, none of which has been identified beyond Algonquin. In December, the news that Empire was exploring a sale went public; Algonquin and Empire announced the proposed merger in February.

Beecher said during a recent interview that while people often think of Empire as a local company and are concerned about the impact the deal might have locally, the board has a fiduciary duty to look out for the best interests of shareholders.

“Empire is a shareholder-based company owned by shareholders from all 50 states,” he added.

Still, he said the deal is not expected to adversely impact other stakeholders, including the community, the retirees, employees and ratepayers.

Industry trends

Beecher said several long-term trends are driving Empire’s decision and post risks if the utility remains a stand-alone public company. He noted that in 1996 there were 100 investor-owned utilities in the country; in 2014, there were 50.

“Much like banking, there has been a consolidation going on in the industry,” he said.

Empire, he said, is now either 47th or 48th in size.

“Being one of the smallest, it challenges economies of scale,” Beecher said. “The costs have to be spread among fewer customers.”

He also noted that in 1990, Empire’s rates were among the lowest in the country — in the bottom 10 percent, he said — but they have crept closer to the national average.

And another pending rate case to be decided in the coming months could further drive up costs.

Coming next, Beecher said, will be tougher carbon emission standards. Although the U.S. Supreme Court in March issued a stay on the Obama administration’s Clean Power Plan, he said it’s clear some carbon emission standards will be advanced.

“We are going to have CO2 regulations,” he said. “It is a matter of when and to what extent.”

“We have had to spend more per customer to clean up coal,” he added, during the recent interview.

“My personal belief is that the efficiencies of scale (from the merger) will allow us to slow down those increases,” Beecher said.

He also noted that the trend in the country is away from coal and toward renewables, and Algonquin specializes in such.

“Their business is building wind and solar plants,” he said. “Hopefully they are going to bring some expertise to us.”

But it is not just environmental regulations that affect Empire. Financial regulations, such as Sarbanes-Oxley in 2002, which laid out new accounting, financial reporting and oversight requirements for public companies and tougher reliability issues set forth by the Federal Energy Regulatory Commission and the North American Electric Reliability Corp. also have added to costs, some of which can be significant for smaller, investor-owned utilities, said Beecher.

With the merger, he said, the company will be able to spread some of those future costs over 800,000 customers rather than the 215,000 electric, water and gas customers Empire now has.

“We pre-file testimony on July 20,” he said. “So any issues people have will be made known on July 20.”

Beecher was careful to point out that saying that rates will not increase as a result of the merger doesn’t mean they won’t go up because of other issues, but he said the impact should be less.

“The efficiencies of scale will allow us to slow down future cost increases,” he said. “It is not going to be easy to quantify because it will happen in the future.”

“We are 100 percent focused on no impact to customers,” Beecher added.

Other stakeholders

The deal will not hurt the community, Beecher said. Empire will remain a major partner with schools, charitable organizations and in economic development, although he said the role Empire plays may continue to evolve as the goals of the community change.

“It (the agreement) locks Liberty into continued involvement in the community at the same level we do today,” he said. Liberty Utilities is the U.S. subsidiary of Algonquin.

As for employees, Beecher said: “Liberty has been very clear: We expect to retain all Empire employees.”

In fact, he added, “They envision making Empire the headquarters for Liberty Central,” which is part of Liberty Utilities.

UtiliCorp was planning to cut 40 percent of Empire’s workforce, or close to 300 jobs, but Beecher said the opposite could happen with this deal because rather than serving 215,000 customers in four states, Empire will be the regional headquarters of electric, water and gas operations for 340,000 customers in seven states.

“That might mean we end up employing more people,” he said, but he added that some jobs could change as needed, no different from what Empire has done in the past.

“We’re still neutral,” Jim Evans, business manager for Local 1474, which represents electrical workers, said last week. “We’re just waiting to see what happens.”

Empire’s more than 300 retirees also have hired an attorney to represent them, but Beecher said their retirement benefits will not change.

“They are all valid concerns,” Beecher said of the intervenors. “I understand why they intervened.”

But this deal, he said, works for the different stakeholders.

“Of all the things that are out there, this is the absolute best deal we could have,” he said.

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of Empire for their consideration at a special meeting to be held on June 16, 2016.  In connection with the proposed transaction, on May 3, 2016, Empire filed a definitive proxy statement and a form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting. The definitive proxy statement was mailed to Empire shareholders of record as of May 2, 2016, the record date fixed for the special meeting. This communication is not a substitute for the definitive proxy statement. EMPIRE SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents filed by Empire with the SEC, when filed, are available free of charge at the SEC’s website at www.sec.gov, at Empire’s website at www.empiredistrict.com or by sending a written request to Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.  Information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Empire shareholders is available in the definitive proxy statement.